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            AMENDMENT TO THE MARKETING AND FACILITATION AGREEMENT


     This Amendement dated as of September 23, 1998 between Pro-Fac Cooperative, ("Pro-Fac") and Agrilink Foods, Inc. ("Agrilink").

     WHEREAS, Pro-Fac entered into the Marketing and Facilitation Agreement (the "Agreement"), dated November 3, 1994 with Curtice-Burns Foods, Inc., and

     WHEREAS, Curtice-Burns Foods, Inc. amended its Certificate of Incorporation to change its name to Agrilink, and

     WHEREAS, Pro-Fac and Agrilink are now desirous of amending the Agreement, it is agreed as follows:

     1.  Section 7 of the Agreement is hereby amended to read as follows:

         7. Borrowings by Pro-Fac. Agrilink shall to the extent requested by Pro-Fac lend to Pro-Fac funds for use as Pro-Fac Working Capital in amounts not exceeding $40,000,000 at any time outstanding, on which Pro-Fac shall pay the interest to Agrilink at the same rate paid by Agrilink for seasonal financing. Pro-Fac shall for a period of not less than 15 consecutive days during each fiscal year repay the entire amount of Pro-Fac Working Capital.

     2.  Section 25 of the Agreement is hereby amended to read as follows:

         25. Term. This agreement shall remain in effect until terminated by the parties; provided, however, this agreement shall not be terminated so long as either (a) any indebtedness remains outstanding under the Senior Subordinated Credit Agreement (the "Credit Agreement") dated September 23, 1998 by and among Agrilink, Pro-Fac, other Guarantors (as defined in the Credit Agreement), Warburg Dillon Read LLC, UBS AG, Stamford Branch, and the Lenders (as defined in the Credit Agreement) or (b) any indebtedness remains outstanding pertaining to the Refinancing Securities (as defined in the Credit Agreement).

         IN WITNESS WHEREOF, the parties have each caused this Amendment to be entered into and executed as of the date first above written.


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
PRO-FAC COOPERATIVE, INC.                           AGRILINK FOODS, INC.
By:     /s/ Earl L. Powers                          By:    /s/ Dennis M. Mullen
        ------------------                                  -------------------
Title:  Vice-President                              Title: President and CEO
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